EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the inclusion in this Prospectus/Information Statement and the Registration Statement of which this Prospectus/Information Statement is a part of our report dated February 20, 1995 on the financial statements of Omnicom and to all references to our Firm included in or made part of this Registration Statement.





                                         /S/ ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP


New York, New York
August 8, 1995